As filed with the Securities and Exchange Commission on July 7, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-1023315 (I.R.S. Employer Identification Number)
Rowan Companies plc 2800 Post Oak Boulevard, Suite 5450 Houston, Texas (Address of Principal Executive Offices)	77056-6189 (Zip Code)

2013 Rowan Companies plc Incentive Plan, as amended

(Full title of the plan)

Thomas P. Burke

Rowan Companies plc

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

(713) 621-7800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Sean T. Wheeler

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.                                            ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Ordinary Shares, par value US$0.125 per share	2,174,572	$10.83	$23,550,614.76	$2,729.52

(1)	Class A ordinary shares, US$0.125 par value per share (the “Shares”), of Rowan Companies plc, being registered hereby related to the 2013 Rowan Companies plc Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of Shares which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based on the average high and low per share prices of the Shares as reported by the New York Stock Exchange on July 3, 2017.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by Rowan Companies plc (the “Company”) for the purpose of registering an additional 2,174,572 Class A Ordinary Shares for issuance under the 2013 Rowan Companies plc Incentive Plan, as amended from time to time (“Incentive Plan”). Pursuant to General Instructions E to Form S-8, the contents of the Company’s Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2013 (File No. 333-188272) are herein incorporated by reference.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of this Registration Statement, such documents will not be filed with the Commission. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2016 (excluding the exhibits furnished as Exhibits 32.1 and 32.2) filed with the Commission on February 24, 2017;

(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the Commission on May 2, 2017;

(c)	Definitive Proxy Statement on Schedule 14A filed with the Commission on March 31, 2017;

(d)	Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the Commission in accordance with Commission rules and regulations) filed with the Commission on January 9, 2017, January 31, 2017, February 9, 2017, February 24, 2017, March 29, 2017, May 1, 2017, May 9, 2017, May 11, 2017 and May 25, 2017; and

(e)	Description of Class A Ordinary Shares contained in the Company’s Current Report on Form 8-K12B filed with the Commission on May 4, 2012.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Latham & Watkins (London) LLP.
10.1	2013 Rowan Companies plc Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on March 13, 2013, File No. 1-05491).
10.2	Amendment to Rowan Companies Incentive Plans (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on May 1, 2014, File No. 1-05491).
10.3	Amendment to 2013 Rowan Companies plc Incentive Plan (incorporated by reference to Exhibit I to the Company’s Definitive Proxy Statement filed on March 11, 2016, File No. 1-05491).
10.4	Amendment to 2013 Rowan Companies plc Incentive Plan (incorporated by reference to Exhibit I to the Company’s Definitive Proxy Statement filed on March 31, 2017, File No. 1-05491).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Latham & Watkins (London) LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

___________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 7, 2017.

Rowan Companies plc

By:	/s/ Thomas P. Burke
Thomas P. Burke
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Thomas P. Burke, Stephen M. Butz, or Mark F. Mai, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self regulatory body, granting said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Thomas P. Burke	President, Chief Executive Officer and Director	July 7, 2017
Thomas P. Burke	(Principal Executive Officer)

/s/ Stephen M. Butz	Executive Vice President and Chief Financial Officer	July 7, 2017
Stephen M. Butz	(Principal Financial Officer)

/s/ Dennis S. Baldwin	Chief Accounting Officer	July 7, 2017
Dennis S. Baldwin	(Principal Accounting Officer)

/s/ William E. Albrecht	Chairman of the Board	July 7, 2017
William E. Albrecht

/s/ Thomas R. Hix	Director	July 7, 2017
Thomas R. Hix

/s/ Jack B. Moore	Director	July 7, 2017
Jack B. Moore

/s/ Suzanne P. Nimocks	Director	July 7, 2017
Suzanne P. Nimocks

/s/ John J. Quicke	Director	July 7, 2017
John J. Quicke

/s/ Tore I. Sandvold	Director	July 7, 2017
Tore I. Sandvold

/s/ Charles L. Szews	Director	July 7, 2017
Charles L. Szews

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Latham & Watkins (London) LLP.
10.1	2013 Rowan Companies plc Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on March 13, 2013, File No. 1-05491).
10.2	Amendment to Rowan Companies Incentive Plans (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on May 1, 2014, File No. 1-05491).
10.3	Amendment to 2013 Rowan Companies plc Incentive Plan (incorporated by reference to Exhibit I to the Company’s Definitive Proxy Statement filed on March 11, 2016, File No. 1-05491).
10.4	Amendment to 2013 Rowan Companies plc Incentive Plan (incorporated by reference to Exhibit I to the Company’s Definitive Proxy Statement filed on March 31, 2017, File No. 1-05491).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Latham & Watkins (London) LLP (included in its opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

___________

* Filed herewith.